EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment Number 9 to Registration Statement Number 2-48986 on Form S-8, Registration Statement Number 33-53715 on Form S-8 and Registration Statement Number 333-11604 on Form S-8 of Texas Industries, Inc. and in the related Prospectuses of our report dated July 9, 2002, with respect to the consolidated financial statements of Texas Industries, Inc. included in the Annual Report on Form 10-K for the year ended May 31, 2002.

ERNST & YOUNG LLP

Dallas, Texas
August 20, 2002